UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2023

Evolution Petroleum Corporation

(Exact name of registrant as specified in its charter)

001-32942

(Commission File Number)

Nevada	41-1781991
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)
1155 Dairy Ashford Road, Suite 425, Houston, Texas	77079
(Address of Principal Executive Offices)	(Zip Code)

(713) 935-0122

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, $0.001 par value	EPM	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

Item 8.01Other Events.

Evolution Petroleum Corporation (the “Company”) is filing this Current Report on Form 8-K to provide the unaudited pro forma condensed combined financial information of the Company for the year ended June 30, 2022 set forth in Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. The unaudited pro forma condensed combined financial information gives effect to (i) the Company’s acquisition of non-operated oil and natural gas assets in the Jonah Field in Sublette County, Wyoming from Exaro Energy III, LLC for a purchase price of $27.5 million, (ii) the Company’s acquisition of non-operated oil and natural gas assets in the Williston Basin in North Dakota from Foundation Energy Fund VII-A, LP and Foundation Energy Management, LLC for a purchase price of $25.9 million, and (iii) the related financing activities for the acquisitions.

The unaudited pro forma condensed combined financial information is provided to assist readers in understanding the aggregate impacts of the Company’s acquisitions and related financing activities that occurred during fiscal year 2022.

Item 9.01Financial Statements and Exhibits

(b) Pro Forma Financial Information. The unaudited pro forma condensed combined financial information of the Company for the year ended June 30, 2022, is set forth in Exhibit 99.1 to this Current Report on Form 8-K.

(d)   Exhibits

Exhibit No.	Description
99.1	Unaudited Pro Forma Condensed Combined Financial Information of the Company for the year ended June 30, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolution Petroleum Corporation (Registrant)

Date: February 8, 2023	By:	/s/ RYAN STASH
	Name:	Ryan Stash
	Title:	Senior Vice President and Chief Financial Officer